UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2006

STANLEY FURNITURE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1641 Fairystone Park Highway, Stanleytown, Virginia 24168
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 627-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On January 30, 2006, the Registrant issued a press release announcing 2005 operating results. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01.  Regulation FD Disclosure

The Continued Dumping and Subsidy Offset Act (CDSOA) provides for distribution of monies collected by U.S. Customs from antidumping cases to qualifying domestic producers where the domestic producers have continued to invest in their technology, equipment and people. We received $29,000 in CDSOA payments in 2005. The World Trade Organization (WTO) has ruled that such payments violate international trade rules and the U.S. Trade Representative appealed this ruling; however, the WTO upheld the ruling. Legislation is pending in the U. S. Congress to repeal CDSOA distributions to qualifying domestic producers for tariffs collected after September 30, 2007.

According to U.S. Customs and Border Protection, as of October 1, 2005, approximately $116,900,000 has been collected in tariffs and is potentially available for distribution under CDSOA to injured domestic manufacturers in connection with the case involving wooden bedroom furniture imported from China. These funds are subject to adjustment as the amount of the actual duties is determined retrospectively after the results of any annual administrative reviews conducted by the U.S. Department of Commerce. Further, certain importers have appealed the initial findings of the anti-dumping order to the Court of International Trade and favorable rulings for these importers could reduce the amount of duties ultimately available for distribution. These funds are not available for distribution until all legal appeals and administrative reviews have been completed. Consequently, the amount ultimately available for distribution in this case during 2006 will depend on amounts collected through December 31, 2005 and the result of any administrative reviews and pending legal appeals. Also, any amount we may receive will depend on our percentage allocation, which is based on our qualifying expenditures in relation to the qualifying expenditures of other injured domestic producers requesting distribution for the relevant time periods under CDSOA. Our percentage allocation for payments received in 2005 was approximately 20%. In view of the uncertainties associated with this program, we are unable to predict the amounts, if any, we may receive in 2006 or thereafter under CDSOA. However, assuming CDSOA distributions continue, these distributions could be material depending on the results of legal appeals and administrative reviews, and our actual percentage allocation.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 - Press release by Stanley Furniture Company, Inc. on January 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

January 30, 2006	By: /s/Jeffrey R. Scheffer
Date	Jeffrey R. Scheffer
Chairman, President and Chief Executive Officer